As filed with the Securities and Exchange Commission on December 17, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Safeguard Scientifics, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-1609753
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
435 Devon Park Drive
Building 800
Wayne, PA 19087
(610) 293-0600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
BRIAN J. SISKO, ESQ.
Senior Vice President and General Counsel
Safeguard Scientifics, Inc.
435 Devon Park Drive
Building 800
Wayne, PA 19087
(610) 293-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
JUSTIN W. CHAIRMAN, ESQ.
RICHARD B. ALDRIDGE, ESQ.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed
Class of Securities	Amount to be	Maximum Aggregate	Amount of
to be Registered(1)	Registered(2)	Offering Price(2)(3)	Registration Fee
Common Stock, $0.10 par value	$50,000,000	$50,000,000	$3,565

(1)	This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion or settlement of, or in exchange for, the securities registered hereunder and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminable number of shares as may be issued upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

(2)	Represents an indeterminate number or aggregate principal amount of the securities being registered for issuance at various times and at indeterminate prices, with an aggregate public offering price not to exceed $50,000,000.

(3)	Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2010
PROSPECTUS
SAFEGUARD SCIENTIFICS, INC.
Common Stock
          We may offer up to $50,000,000 of our common stock in connection with our future acquisitions of other businesses, assets or securities. Each time we offer common stock, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate an offer of securities unless accompanied by the applicable prospectus supplement.
          The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the price of the shares we issue will be related to their market price, either when we agree to the particular acquisition, when we issue the shares, or during some other negotiated period.
          We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.
          Our common stock is listed on the New York Stock Exchange under the symbol “SFE.”
          An investment in our common stock involves significant risks. You should carefully consider the risk factors on page 4 of this prospectus before investing in our securities.
          The securities described in this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2010

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” that are based on current expectations, estimates, forecasts and projections about our company, the industries in which we operate and other matters, as well as management’s beliefs and assumptions and other statements regarding matters that are not historical facts. These statements include, in particular, statements about our plans, strategies and prospects, and concern possible or assumed future events, results and business outcomes. Forward-looking statements often include words such as “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “should,” “would,” “could,” “will,” “opportunity,” “potential” or “may,” variations of such words or other words that convey uncertainty of future events or outcomes.
     As you read and consider this prospectus, you should not place undue reliance on any forward-looking statements. You should understand that these statements involve substantial risk and uncertainty and are not guarantees of future performance or results. They depend on many factors that are discussed further in the section of this prospectus entitled “Risk Factors,” including:
•	managing rapidly changing technologies;

•	limited access to capital;

•	competition;

•	the ability to attract and retain qualified employees;

•	the ability to execute our strategy;

•	the uncertainty of the future performance of our partner companies

•	acquisitions and dispositions of companies;

•	the inability to manage growth;

•	compliance with government regulation and legal liabilities;

•	additional financing requirements;

•	labor disputes; and

•	and the effect of economic conditions in the business sectors in which our partner companies operate.
     Many of these factors are beyond our ability to predict or control. Changes or developments in any of these areas could affect our financial results or results of operations, and could cause actual results to differ materially from those contemplated by any forward-looking statements.
          All forward looking statements speak only as of the date of this prospectus or the documents incorporated by reference, as the case may be. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement. We do not undertake any duty to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus, or to reflect the occurrence of unanticipated events.

ABOUT THIS PROSPECTUS
          This prospectus describes an offering of the common stock of Safeguard Scientifics, Inc., a Delaware corporation. We sometimes refer to Safeguard Scientifics, Inc. using the words “we,” “our” or “us,” or as the “Company.” This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process, which allows us to offer and sell the common stock described in this prospectus in one or more offerings, as described in this prospectus. Using this prospectus, we may offer up to $50,000,000 worth of securities.
          This prospectus contains a general description of this offering. We will describe the specific terms of each offering, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add, update or change information contained in this prospectus. In addition, as we describe below in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our common stock, you should read this prospectus, the supplement that further describes the offering of the common stock and the information we otherwise file with the SEC.
          The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the price of the shares we issue will be related to their market price, either when we agree to the particular acquisition, when we issue the shares, or during some other negotiated period.
WHERE YOU CAN FIND MORE INFORMATION
          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file reports, proxy statements and other information with, and furnish other reports to, the SEC. You can read and copy all of these documents at the SEC’s public reference facilities in Washington, D.C., New York, New York and Chicago, Illinois. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can also read and copy all of the above-referenced documents at the offices of the NASDAQ Global Market, 1735 K Street N.W., Washington, D.C. 20006. You also may obtain the documents we file with the SEC from the SEC’s Web site on the Internet that is located at http://www.sec.gov.
     We “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to another document we file with the SEC. The information incorporated by reference in this prospectus is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including filings made (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus but before the end of this offering. The documents that we are incorporating by reference are:
          The documents that we are incorporating by reference are:
•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010;

•	Our Current Reports on Form 8-K filed with the SEC on March 11, 2010, March 30, 2010, May 14, 2010, October 22, 2010 and November 8, 2010; and

•	The description of our common stock that is contained in our Registration Statements on Form 8-A as have been filed with the SEC and amended from time to time.
          You should read the information relating to us in this prospectus, together with the information in the documents incorporated by reference in this prospectus.

          Any statement contained in a document incorporated by reference in this prospectus, unless otherwise indicated in that document, speaks as of the date of the document. Statements contained in this prospectus may modify or replace statements contained in the documents incorporated by reference. In addition, some of the statements contained in one or more of the documents incorporated by reference may be modified or replaced by statements contained in a document incorporated by reference that is filed thereafter.
          You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at Safeguard Scientifics, Inc., 435 Devon Park Drive, Building 800, Wayne, PA 19087, Attention: Corporate Secretary, Telephone: (610) 293-0600.
RISK FACTORS
          An investment in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks described in the SEC filings incorporated by reference in this prospectus, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010. You should not purchase our securities if you cannot afford the loss of your entire investment.
OUR COMPANY
          Our charter is to build value in growth-stage technology and life sciences businesses by providing partner companies with capital and a range of strategic, operational and management resources. Safeguard may participate in expansion financings, corporate spin-outs, management buy-outs, recapitalizations, industry consolidations and early-stage financings. Our vision is to be the preferred catalyst for creating great technology and life sciences companies. Throughout this document, we use the term “partner company” to generally refer to those companies that we have an economic interest in and that we are actively involved in influencing the development of, usually through board representation in addition to our equity ownership stake. From time to time, in addition to our partner companies, we also hold economic interests in other enterprises in which we are not actively involved in the management.
          We strive to create long-term value for our shareholders by helping partner companies increase their market penetration, grow revenue and improve cash flow. We focus on companies with capital requirements of up to $25 million that operate in two sectors:
          Technology — including companies focused on internet/new media, healthcare information technology and financial services information technology that have recurring or transactional revenue models; and
          Life Sciences — including companies focused on molecular and point-of-care diagnostics, medical devices, regenerative medicine and specialty pharmaceuticals.
          We incorporated in the Commonwealth of Pennsylvania in 1953. Our corporate headquarters is located at 435 Devon Park Drive, Building 800, Wayne, Pennsylvania 19087.

USE OF PROCEEDS
          Unless otherwise indicated in any prospectus supplement, we do not expect to receive proceeds from the offering of any common stock pursuant to this prospectus other than the businesses, assets or securities acquired in a business combination transaction.
DESCRIPTION OF COMMON STOCK
          The following description of our common stock will apply generally to any future common stock that we may offer, but is not complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For more information regarding the common stock that may be offered by this prospectus, please refer to our Second Amended and Restated Articles of Incorporation, as amended, and our Amended and Restated By-laws, as amended, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
          The summary below and that contained in any prospectus supplement are not complete and are qualified in their entirety by reference to our Second Amended and Restated Articles of Incorporation, as amended, and our Amended and Restated By-laws, as amended. The terms of these securities also may be affected by the Business Corporation Law of the Commonwealth of Pennsylvania, as amended.
          Our authorized common stock consists of 83,333,333 shares of common stock, $0.10 par value. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders have cumulative voting rights in the election of directors.
          Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for distribution. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.
          Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.
          Holders of common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.
PLAN OF DISTRIBUTION
          The $50,000,000 of our common stock covered by this prospectus are available for use in connection with acquisitions by us of other businesses, assets or securities in business combination transactions. The consideration offered by us in such acquisitions, in addition to any shares of common stock offered by this prospectus, may include cash, assets, debt or other securities, that may be convertible into shares of our common stock covered by this prospectus, or assumption by us of liabilities of the businesses, assets or securities being acquired, or a combination. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets or securities, along with all other relevant factors. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. The shares of common stock issued to the owners of the businesses, assets or securities to be acquired normally are valued at a price reasonably related to the market value of such common stock either at the time an agreement is reached regarding the terms of the acquisition, at the time we issue the shares, or during some other negotiated period.

          This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition.
          All expenses of this registration will be paid by us. It is not expected that underwriting discounts or commissions will be paid by us in connection with issuances of shares of common stock under this prospectus. However, finders’ fees or brokers’ commissions may be paid from time to time in connection with specific acquisitions, and the fees may be paid through the issuance of shares of common stock covered by this prospectus. Any person receiving a fee may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended.
LEGAL MATTERS
          Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will pass on the validity of the common stock.
EXPERT
          The consolidated financial statements of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
          Chapter 17, Subchapter D of the Business Corporation Law of the Commonwealth of Pennsylvania, as amended (the “PBCL”), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.
          Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility under a criminal statute.
          Section 1746 of the PBCL provides that the indemnification provisions above are not exclusive of the right to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
          Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.
          Article IX of the Registrant’s Second Amended and Restated Articles of Incorporation (the “Articles”), provide that a director or officer of the Registrant shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements) for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office under the Articles or the Amended and Restated Bylaws (the “Bylaws”), of the Registrant or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
          Section 12 of Article III of the Registrant’s Bylaws also limits the personal liability of directors for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office. The limitation on monetary liability does not extend to breaches of duty constituting self-dealing, willful misconduct or recklessness and does not relieve a director of liability for the payment of any taxes pursuant to local, state or federal law, or liability or responsibility pursuant to any criminal statute.
          Article IX of the Registrant’s Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Registrant, or any other person designated by the board of directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Registrant, or at Registrant’s request, a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, as well as indemnification for punitive damages.
          Unlike the provisions of PBCL Section 1744, which sets forth procedures for effecting indemnification (but consistent with Section 1746 of the PBCL), Article IX of the Bylaws does not require us to determine the availability of indemnification by first following certain prescribed procedures. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against us as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require us to indemnify such portion. If the indemnification provided for in Article IX is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require us to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.
          Section 4 of Article IX of the Bylaws authorizes us to further effect or secure our indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a reserve, trust, escrow, cash collateral or other fund or account, granting a security interest in our assets or property, establishing a letter of credit or using any other means that may be available from time to time. The Registrant maintains a directors’ and officers’ liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
Item 21. Exhibits and Financial Statement Schedules
          The exhibits filed as part of this registration statement are as follows:

Exhibit Number	Description

2.1.1	Purchase Agreement, dated as of February 29, 2008, by and between Safeguard Scientifics, Inc., as Seller, and Saints Capital Dakota, L.P., as Purchaser. (Incorporated by reference to Exhibit 2.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2008.)
2.1.2	First Amendment to Purchase Agreement, dated May 6, 2008, by and between Safeguard Scientifics, Inc., as Seller, and Saints Capital Dakota, L.P., as Purchaser. (Incorporated by reference to Exhibit 2.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2008.)
2.2	Agreement and Plan of Merger among General Electric Company, Crane Merger Sub, Inc. and Clarient, Inc., dated as of October 22, 2010 (Incorporated by reference to Exhibit 2.2 file with the Current Report on Form 8-K filed on October 22, 2010, by Clarient, Inc. (SEC File No. 000-22677).)
3.1.1	Second Amended and Restated Articles of Incorporation of Safeguard Scientifics, Inc. (Incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2007.)
3.1.2	Amendment to Second Amended and Restated Articles of Incorporation of Safeguard Scientifics, Inc. (Incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2009.)
3.1.3+	Statement with Respect to Shares
3.2	Amended and Restated By-laws of Safeguard Scientifics, Inc. (Incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2007.)
4.1	Indenture, dated as of February 18, 2004, between Safeguard Scientifics, Inc. and Wachovia Bank, National Association, as trustee, including the form of

Exhibit Number	Description

2.625% Convertible Senior Debentures due 2024. (Incorporated by reference to Exhibit 4.10 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.)
4.2	Indenture, dated as of March 26, 2010, by and between Safeguard Scientifics, Inc. and U.S. Bank, National Association. (Incorporated by reference to Exhibit 4.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2010.)
4.3	Global Note representing 10.125% Convertible Senior Debentures due March 15, 2014. (Incorporated by reference to Exhibit 4.2 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2010.)
4.4	Escrow Agreement, dated as of March 26, 2010, by and among Safeguard Scientifics, Inc., U.S. Bank, National Association (as trustee) and U.S. Bank, National Association (in its capacity as escrow agent). (Incorporated by reference to Exhibit 4.3 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2010.)
5.1+	Opinion of Morgan, Lewis & Bockius LLP.
10.1*	Safeguard Scientifics, Inc. 1999 Equity Compensation Plan, as amended and restated on October 21, 2008. (Incorporated by reference to Exhibit 10.4 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2008.)
10.2	Safeguard Scientifics, Inc. 2001 Associates Equity Compensation Plan, as amended and restated on October 21, 2008. (Incorporated by reference to Exhibit 10.5 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2008.)
10.3*	Safeguard Scientifics, Inc. 2004 Equity Compensation Plan, as amended and restated on July 13, 2009. (Incorporated by reference to Exhibit 10.3 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.4*	Safeguard Scientifics, Inc. Executive Deferred Compensation Plan (amended and restated as of January 1, 2009). (Incorporated by reference to Exhibit 10.4 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.5*	Management Incentive Plan. (Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2008.)
10.6*	Compensation Summary — Non-employee Directors. (Incorporated by reference to Exhibit 10.1 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 30, 2010.)
10.7.1*	Amended and Restated Agreement by and between Safeguard Scientifics, Inc. and Peter J. Boni dated December 5, 2008. (Incorporated by reference to Exhibit 10.7 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.7.2*	Compensation Agreement by and between Safeguard Scientifics, Inc. and Peter J. Boni dated December 14, 2009. (Incorporated by reference to Exhibit 10.7.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.8.1*	Amended and Restated Agreement by and between Safeguard Scientifics, Inc. and James A. Datin dated December 31, 2008. (Incorporated by reference to Exhibit 10.8 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.8.2*	Compensation Agreement by and between Safeguard Scientifics, Inc. and James A. Datin dated December 14, 2009. (Incorporated by reference to Exhibit 10.8.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.9.1*	Agreement by and between Safeguard Scientifics, Inc. and Stephen Zarrilli dated as of May 28, 2008. (Incorporated by reference to Exhibit 10.1 filed with the Company’s

Exhibit Number	Description

Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2008.)
10.9.2*	Letter Amendment dated December 9, 2008, to Agreement by and between Safeguard Scientifics, Inc. and Stephen Zarrilli dated as of May 28, 2008. (Incorporated by reference to Exhibit 10.9.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.10.1*	Agreement by and between Safeguard Scientifics, Inc. and Kevin L. Kemmerer dated December 29, 2008. (Incorporated by reference to Exhibit 10.11 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.10.2*	Compensation Agreement by and between Safeguard Scientifics, Inc. and Kevin L. Kemmerer dated December 14, 2009. (Incorporated by reference to Exhibit 10.10.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.11.1*	Amended and Restated Letter Agreement by and between Safeguard Scientifics, Inc. and Brian J. Sisko dated December 3, 2008. (Incorporated by reference to Exhibit 10.12 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.11.2*	Compensation Agreement by and between Safeguard Scientifics, Inc. and Brian J. Sisko dated December 14, 2009. (Incorporated by reference to Exhibit 10.11.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.12	Amended and Restated Loan and Security Agreement dated as of May 27, 2009, by and among Silicon Valley Bank, Safeguard Scientifics, Inc., Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. (Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2009.)
10.13	Securities Purchase Agreement dated November 8, 2005, by and among Clarient, Inc. and the investors named therein. (Incorporated by reference to Exhibit 99.1 filed with the Current Report on Form 8-K filed on November 9, 2005, by Clarient, Inc. (SEC File No. 000-22677).)
10.14	Amended and Restated Registration Rights Agreement dated February 27, 2009, by and among Safeguard Delaware, Inc., Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc. and Clarient, Inc. (Incorporated by reference to Exhibit 10.6 filed with the Current Report on Form 8-K filed on March 2, 2009, by Clarient, Inc. (SEC File No. 000-22677).)
10.15	Amendment to Securities Purchase Agreement dated March 26, 2009, by and between Clarient, Inc. and Safeguard Delaware, Inc. and its affiliates. (Incorporated by reference to Exhibit 10.14 filed with the Current Report on Form 8-K filed on March 27, 2009, by Clarient, Inc. (SEC File No. 000-22677).)
10.16	Stockholders Agreement dated March 26, 2009, by and among Safeguard Delaware, Inc, Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc. and Oak Investment Partners XII, Limited Partnership. (Incorporated by reference to Exhibit 10.6 filed with the Current Report on Form 8-K filed on March 27, 2009, by Clarient, Inc. (SEC File No. 000-22677).)
10.17	Purchase and Sale Agreement dated as of December 9, 2005 by and among HarbourVest VII Venture Ltd., Dover Street VI L.P. and several subsidiaries and affiliated limited partnerships of Safeguard Scientifics, Inc. (Incorporated by reference to Exhibit 10.36 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2006.)
10.18	Exchange Agreement, dated as of March 10, 2010, by and between Safeguard Scientifics, Inc. and First Manhattan Co. (Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010.)
10.19	Exchange Agreement, dated as of March 10, 2010, by and between Safeguard Scientifics, Inc. and the holders of the Old Debentures set forth on the schedules thereto.

Exhibit Number	Description

(Incorporated by reference to Exhibit 10.2 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010.)
10.20	Exchange Agreement, dated as of March 10, 2010, by and between Safeguard Scientifics, Inc. and each of Prism Partners I, L.P., Prism Partners III Leverage, L.P. and Weintraub Capital Management, L.P., as attorney-in-fact for Prism Partners IV Leveraged Offshore Fund. (Incorporated by reference to Exhibit 10.3 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010.)
10.21	Exchange Agreement, dated as of March 10, 2010, by and between Safeguard Scientifics, Inc. and Zazove Associates LLC. (Incorporated by reference to Exhibit 10.4 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010.)
10.22	Tender and Support Agreement, dated as of October 22, 2010 by and among General Electric Company, Crane Merger Sub, Inc. and Safeguard Delaware, Inc. (Incorporated by reference to Exhibit 10.1 filed with the Current Report on Form 8-K filed on October 22, 2010, by Clarient, Inc. (SEC File No. 000-22677).)
21.1	List of Subsidiaries. (Incorporated by reference to Exhibit 21.1 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
23.1+	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.2+	Consent of KPMG LLP.
24.1+	Powers of Attorney (included as part of the signature page hereof).

+	Filed herewith

*	These exhibits relate to management contracts or compensatory plans, contracts or arrangements in which directors and/or executive officers of the Registrant may participate.
Item 22. Undertakings
(a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section

15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement./
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          (8) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
          (9) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in Wayne, Pennsylvania, on December 17, 2010.

SAFEGUARD SCIENTIFICS, INC.
By:	/s/ Peter J. Boni
Peter J. Boni
President, Chief Executive Officer and Director

          Each person in so signing also makes, constitutes and appoints Peter J. Boni and Stephen T. Zarrilli, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the securities and exchange commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the securities act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter J. Boni Peter J. Boni	President, Chief Executive Officer and Director (principal executive officer)	December 17, 2010
/s/ Stephen T. Zarrilli Stephen T. Zarrilli	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	December 17, 2010
/s/ Julie A. Dobson Julie A. Dobson	Director	December 17, 2010
/s/ Andrew E. Lietz Andrew E. Lietz	Chairman of the Board of Directors	December 17, 2010
/s/ George McKenzie George McKenzie	Director	December 17, 2010
/s/ George D. McClelland George D. McClelland	Director	December 17, 2010

Signature	Title	Date
/s/ Jack L. Messman Jack L. Messman	Director	December 17, 2010
/s/ John J. Roberts John J. Roberts	Director	December 17, 2010
/s/ Robert J. Rosenthal Robert J. Rosenthal	Director	December 17, 2010

SAFEGUARD SCIENTIFICS, INC.
INDEX

Exhibit Number	Description

2.1.1	Purchase Agreement, dated as of February 29, 2008, by and between Safeguard Scientifics, Inc., as Seller, and Saints Capital Dakota, L.P., as Purchaser. (Incorporated by reference to Exhibit 2.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2008.)
2.1.2	First Amendment to Purchase Agreement, dated May 6, 2008, by and between Safeguard Scientifics, Inc., as Seller, and Saints Capital Dakota, L.P., as Purchaser. (Incorporated by reference to Exhibit 2.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2008.)
2.2	Agreement and Plan of Merger among General Electric Company, Crane Merger Sub, Inc. and Clarient, Inc., dated as of October 22, 2010 (Incorporated by reference to Exhibit 2.2 file with the Current Report on Form 8-K filed on October 22, 2010, by Clarient, Inc. (SEC File No. 000-22677).)
3.1.1	Second Amended and Restated Articles of Incorporation of Safeguard Scientifics, Inc. (Incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2007.)
3.1.2	Amendment to Second Amended and Restated Articles of Incorporation of Safeguard Scientifics, Inc. (Incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2009.)
3.1.3+	Statement with Respect to Shares
3.2	Amended and Restated By-laws of Safeguard Scientifics, Inc. (Incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2007.)
4.1	Indenture, dated as of February 18, 2004, between Safeguard Scientifics, Inc. and Wachovia Bank, National Association, as trustee, including the form of 2.625% Convertible Senior Debentures due 2024. (Incorporated by reference to Exhibit 4.10 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.)
4.2	Indenture, dated as of March 26, 2010, by and between Safeguard Scientifics, Inc. and U.S. Bank, National Association. (Incorporated by reference to Exhibit 4.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2010.)
4.3	Global Note representing 10.125% Convertible Senior Debentures due March 15, 2014. (Incorporated by reference to Exhibit 4.2 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2010.)
4.4	Escrow Agreement, dated as of March 26, 2010, by and among Safeguard Scientifics, Inc., U.S. Bank, National Association (as trustee) and U.S. Bank, National Association (in its capacity as escrow agent). (Incorporated by reference to Exhibit 4.3 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2010.)
5.1+	Opinion of Morgan, Lewis & Bockius LLP.
10.1*	Safeguard Scientifics, Inc. 1999 Equity Compensation Plan, as amended and restated on October 21, 2008. (Incorporated by reference to Exhibit 10.4 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2008.)
10.2	Safeguard Scientifics, Inc. 2001 Associates Equity Compensation Plan, as amended and restated on October 21, 2008. (Incorporated by reference to Exhibit 10.5 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2008.)
10.3*	Safeguard Scientifics, Inc. 2004 Equity Compensation Plan, as amended and restated on

Exhibit Number	Description

July 13, 2009. (Incorporated by reference to Exhibit 10.3 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.4*	Safeguard Scientifics, Inc. Executive Deferred Compensation Plan (amended and restated as of January 1, 2009). (Incorporated by reference to Exhibit 10.4 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.5*	Management Incentive Plan. (Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2008.)
10.6*	Compensation Summary — Non-employee Directors. (Incorporated by reference to Exhibit 10.1 filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 30, 2010.)
10.7.1*	Amended and Restated Agreement by and between Safeguard Scientifics, Inc. and Peter J. Boni dated December 5, 2008. (Incorporated by reference to Exhibit 10.7 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.7.2*	Compensation Agreement by and between Safeguard Scientifics, Inc. and Peter J. Boni dated December 14, 2009. (Incorporated by reference to Exhibit 10.7.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.8.1*	Amended and Restated Agreement by and between Safeguard Scientifics, Inc. and James A. Datin dated December 31, 2008. (Incorporated by reference to Exhibit 10.8 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.8.2*	Compensation Agreement by and between Safeguard Scientifics, Inc. and James A. Datin dated December 14, 2009. (Incorporated by reference to Exhibit 10.8.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.9.1*	Agreement by and between Safeguard Scientifics, Inc. and Stephen Zarrilli dated as of May 28, 2008. (Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2008.)
10.9.2*	Letter Amendment dated December 9, 2008, to Agreement by and between Safeguard Scientifics, Inc. and Stephen Zarrilli dated as of May 28, 2008. (Incorporated by reference to Exhibit 10.9.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.10.1*	Agreement by and between Safeguard Scientifics, Inc. and Kevin L. Kemmerer dated December 29, 2008. (Incorporated by reference to Exhibit 10.11 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.10.2*	Compensation Agreement by and between Safeguard Scientifics, Inc. and Kevin L. Kemmerer dated December 14, 2009. (Incorporated by reference to Exhibit 10.10.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.11.1*	Amended and Restated Letter Agreement by and between Safeguard Scientifics, Inc. and Brian J. Sisko dated December 3, 2008. (Incorporated by reference to Exhibit 10.12 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.)
10.11.2*	Compensation Agreement by and between Safeguard Scientifics, Inc. and Brian J. Sisko dated December 14, 2009. (Incorporated by reference to Exhibit 10.11.2 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
10.12	Amended and Restated Loan and Security Agreement dated as of May 27, 2009, by and among Silicon Valley Bank, Safeguard Scientifics, Inc., Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. (Incorporated by reference to Exhibit 10.1 filed

Exhibit Number	Description

with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2009.)
10.13	Securities Purchase Agreement dated November 8, 2005, by and among Clarient, Inc. and the investors named therein. (Incorporated by reference to Exhibit 99.1 filed with the Current Report on Form 8-K filed on November 9, 2005, by Clarient, Inc. (SEC File No. 000-22677).)
10.14	Amended and Restated Registration Rights Agreement dated February 27, 2009, by and among Safeguard Delaware, Inc., Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc. and Clarient, Inc. (Incorporated by reference to Exhibit 10.6 filed with the Current Report on Form 8-K filed on March 2, 2009, by Clarient, Inc. (SEC File No. 000-22677).)
10.15	Amendment to Securities Purchase Agreement dated March 26, 2009, by and between Clarient, Inc. and Safeguard Delaware, Inc. and its affiliates. (Incorporated by reference to Exhibit 10.14 filed with the Current Report on Form 8-K filed on March 27, 2009, by Clarient, Inc. (SEC File No. 000-22677).)
10.16	Stockholders Agreement dated March 26, 2009, by and among Safeguard Delaware, Inc, Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc. and Oak Investment Partners XII, Limited Partnership. (Incorporated by reference to Exhibit 10.6 filed with the Current Report on Form 8-K filed on March 27, 2009, by Clarient, Inc. (SEC File No. 000-22677).)
10.17	Purchase and Sale Agreement dated as of December 9, 2005 by and among HarbourVest VII Venture Ltd., Dover Street VI L.P. and several subsidiaries and affiliated limited partnerships of Safeguard Scientifics, Inc. (Incorporated by reference to Exhibit 10.36 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2006.)
10.18	Exchange Agreement, dated as of March 10, 2010, by and between Safeguard Scientifics, Inc. and First Manhattan Co. (Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010.)
10.19	Exchange Agreement, dated as of March 10, 2010, by and between Safeguard Scientifics, Inc. and the holders of the Old Debentures set forth on the schedules thereto. (Incorporated by reference to Exhibit 10.2 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010.)
10.20	Exchange Agreement, dated as of March 10, 2010, by and between Safeguard Scientifics, Inc. and each of Prism Partners I, L.P., Prism Partners III Leverage, L.P. and Weintraub Capital Management, L.P., as attorney-in-fact for Prism Partners IV Leveraged Offshore Fund. (Incorporated by reference to Exhibit 10.3 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010.)
10.21	Exchange Agreement, dated as of March 10, 2010, by and between Safeguard Scientifics, Inc. and Zazove Associates LLC. (Incorporated by reference to Exhibit 10.4 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010.)
10.22	Tender and Support Agreement, dated as of October 22, 2010 by and among General Electric Company, Crane Merger Sub, Inc. and Safeguard Delaware, Inc. (Incorporated by reference to Exhibit 10.1 filed with the Current Report on Form 8-K filed on October 22, 2010, by Clarient, Inc. (SEC File No. 000-22677).)
21.1	List of Subsidiaries. (Incorporated by reference to Exhibit 21.1 filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010.)
23.1+	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.2+	Consent of KPMG LLP.
24.1+	Powers of Attorney (included as part of the signature page hereof).

+	Filed herewith

*	These exhibits relate to management contracts or compensatory plans, contracts or arrangements in which directors and/or executive officers of the Registrant may participate.